UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2006
HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 5, 2006, Harris Corporation, a Delaware corporation (“Harris”), entered into a definitive Formation, Contribution and Merger Agreement (the “Combination Agreement”) with Stratex Networks, Inc., a Delaware corporation (“Stratex”). In addition, upon the terms and subject to the conditions set forth in the Combination Agreement, Harris and Stratex have agreed that Harris and Newco (as described below) will enter into several additional agreements in connection with the consummation of the Combination (as described below).
Combination Agreement
     The Combination Agreement provides, among other things, that upon the terms and subject to the conditions set forth in the Combination Agreement, (i) Harris will form a newly-organized Delaware corporation to be named “Harris Stratex Networks, Inc.” (“Newco”), (ii) Harris will contribute the assets comprising its Microwave Communications Division (“MCD”) and $25 million in cash to Newco and Newco will assume those liabilities primarily resulting from or primarily arising out of MCD, other than certain specified liabilities (the “Contribution”), and (iii) a newly-organized Delaware corporation which is a wholly-owned subsidiary of Newco will merge with and into Stratex with Stratex surviving as a wholly-owned subsidiary of Newco (the “Merger”). The Contribution and the Merger are herein collectively referred to as the “Combination”.
     At the closing of the Contribution and simultaneously with the effective time of the Merger, (i) Newco will issue to the stockholders of the Company one-fourth of a share of Newco Class A common stock for each share of common stock of Stratex outstanding immediately prior to the Merger, and (ii) Newco will issue to Harris or one of Harris’ domestic subsidiaries that number of shares of Class B common stock of Newco equal to approximately 56% of the outstanding shares of Newco common stock immediately following the consummation for the Combination applying the treasury stock method on the assumption that the fair market value of each share of Newco Class A common stock immediately following the Combination is $20.80.
     In addition, at the effective time of the Merger, all vested and unvested Stratex stock options and awards will be converted into options or awards exercisable for that number of shares of Newco Class A common stock equal to one-fourth of the number of shares of Stratex common stock issuable to the holder upon exercise of such option or award immediately prior to such conversion, and the exercise price, if applicable, of each such option or award for a share of Class A common stock immediately following such conversion will be adjusted by multiplying the exercise price of such option or award with respect to a share of Stratex common stock immediately prior to such conversion time by four. The outstanding warrants for shares of Stratex common stock will be similarly adjusted and will have an exercise price of $11.80 per share of Class A common stock of Newco.
     The terms of the Class B common stock of Newco will be substantially similar to those of the Class A common stock of Newco, except that, among other things, the holders of the Class B common stock of Newco will have the additional right to vote separately as a class to elect an agreed number of Newco directors (the “Class B Directors”). Each share of Class B common stock will be convertible at any time for a share of Class A common stock, subject to adjustment under certain circumstances.
     Stratex and Harris with respect to its Microwave Communications Division have each made customary representations, warranties and covenants in the Combination Agreement including, among others, covenants (i) subject to certain exceptions, to conduct their respective businesses in the ordinary course during the interim period between the date of the execution of the Combination Agreement and the consummation of the Combination, (ii) to not engage in certain kinds of transactions during such period, (iii) subject to the terms of the Combination Agreement, to use reasonable best efforts to do all things reasonably necessary, proper or advisable to consummate the Combination and the other transactions contemplated by the Combination Agreement as soon as practicable, including obtaining all necessary regulatory approvals. In addition, Stratex has agreed to take, in accordance with applicable law and Stratex’s certificate of incorporation and bylaws, all action necessary to hold a meeting of its stockholders to vote upon the Combination Agreement and to use its reasonable best efforts to convene such meeting not later than 120 days after the date of the Combination Agreement and to recommend to its stockholders that they approve and adopt the Combination Agreement. Stratex has also made certain customary covenants including, among others, covenants (i) not to solicit proposals relating to certain alternative business combination transactions and (ii) subject to certain exceptions, not to enter into discussions concerning, provide confidential information in connection with, or take certain other actions relating to, certain alternative business combination transactions.
     The obligation of each of Harris and Stratex to effect the Contribution and the Merger is subject to certain customary conditions, including (i) the approval and adoption of the Contribution Agreement at the Stratex stockholder meeting by holders of a majority of the outstanding shares of Stratex common stock, (ii) the approval of (a) the shares of Newco Class A common stock to be issued in the Merger or (b) reserved for issuance upon (1) the exercise of options or awards or (2) the conversion of the Class B common stock for quotation on the NASDAQ Global Market, (iii) certain regulatory and antitrust approvals or clearances, (iv) the effectiveness of the registration statement to be filed with the Securities and Exchange Commission for the Newco common stock to be issued in the Combination, (v) there being no law or order prohibiting the consummation of the Combination, (vi) the accuracy of representations and warranties and compliance with covenants of the other party to the Combination Agreement, in each case, as set forth in the Combination Agreement, (vii) the execution and delivery of each ancillary agreement to Combination Agreement be delivered at the closing, (viii) the delivery by the other party of the tax opinion required by the Contribution Agreement and (vii) the absence of any material adverse effect with respect to the other party’s business (and in the case of Harris, with respect to MCD) or ability to consummate the Combination and the other transactions contemplated by the Combination Agreement, each as described more fully in the Combination Agreement.
     The Merger Agreement provides certain termination rights to both Harris and Stratex, and further provides that, upon termination of the Combination Agreement under certain circumstances, Stratex may be required to pay Harris a termination fee of $14,500,000, as described in the Contribution Agreement.
Other Agreements
     In connection with the Combination, Harris and Stratex also have agreed that Harris and Newco will enter into several ancillary agreements in connection with the closing of the Combination, including, among others, an investor agreement, a non-competition agreement and a registration rights agreement.
     Investor Agreement
     The investor agreement provides , among other things, that, Harris will have the right to elect that number of Class B Directors equal to its proportionate ownership of Newco common stock (rounding down to the next whole number of Class B Directors) and further provides that, so long as Harris holds a majority of the outstanding common stock of Newco, the number of directors of Newco will be nine (9), five (5) of which will be Class B Directors. As an initial matter, Harris has agreed to appoint Howard L. Lance, Chairman, President and Chief Executive Officer of Harris, and Guy M. Campbell, President of Harris’ Microwave Communications Division, as two (2) of its Class B Directors. Of the remaining three Class B Directors, Harris has agreed that for two (2) years following the consummation of the Combination, one will be required to meet the independence requirements of Rule 4350(d)(2)(A) of the rules promulgated by the NASDAQ Stock Market applicable to those persons listed on the NASDAQ Global Market (the “NASDAQ Rules”) and one will not be an employee of Harris. The other four (4) initial directors of Newco to be appointed by Stratex will include Charles D. Kissner, Chairman of Stratex, and two persons meeting the independence requirements of Rule 4350(d)(2)(A) of the NASDAQ Rules.
     Non-Competition Agreement
     The non competition agreement provides, among other things, that for five (5) years after the consummation of the Combination, Harris will not develop, manufacture, distribute or sell any microwave radio systems and related components, systems and services that (i) compete with Stratex’s or MCD’s existing products, or that (ii) are substantially similar to such products in form, fit and function when used in terrestrial microwave point-to-point communications networks that provide access and trunking of voice and data for telecommunications networks. This restriction does not apply to the development, manufacture, distribution or sale of microwave radios or related components, systems or services to government entities or resales of non-Harris-branded equipment.

     Registration Rights Agreement
     The registration rights agreement provides that Newco will agree to register shares of Newco common stock held by Harris under the Securities Act of 1933, as amended, from time to time, subject to the terms and conditions stated therein.
     The foregoing description of the Combination and the Combination Agreement does not purport to be complete and is qualified in its entirety by reference to the Combination Agreement, including the exhibits thereto, which is filed as Exhibit 2.1 hereto and incorporated into this report by reference.
* * * * *
Additional Information and Where to Find It
     In connection with the transaction, the parties will file a registration statement on Form S-4, which will include a proxy statement/prospectus, with the Securities and Exchange Commission (“SEC”).
     This communication may be deemed to be solicitation material in respect of the proposed combination of Harris Corporation’s Microwave Communications Division with Stratex Networks, Inc. (“Stratex”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement/prospectus will be mailed to the stockholders of Stratex. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus may also be obtained when available, without charge, by directing a request to Stratex Networks, Inc., 120 Rose Orchard Way, San Jose, CA 95134, Attention: Office of the Secretary, or to Harris Corporation, 1025 West NASA Blvd., Melbourne, FL 32919, Attention: Office of the Secretary.
Participants in the Solicitation
     Harris Corporation (“Harris”), Stratex and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Stratex stockholders in respect of the proposed transaction. Information about the directors and executive officers of Stratex is set forth in the proxy statement for Stratex’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on July 10, 2006. Information about the directors and executive officers of Harris is set forth in the proxy statement for Harris’ 2005 Annual Meeting of Stockholders, which was filed with the SEC on September 14, 2005. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the acquisition when it becomes available.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit Number	Title
2.1	Formation, Contribution and Merger Agreement, dated as of September 5, 2006, between Harris Corporation and Stratex Networks, Inc.*

*	Harris hereby agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
Date: September 8, 2005	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
		Title:	Vice President -- Associate General Counsel and Corporate Secretary